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                                                               EXHIBIT 10(v)(ii)




                               AMENDMENT TO LEASE



        THIS AMENDMENT TO LEASE ("Amendment") is made this 5th of December, 1996, by and between University Science Center Partnership, a Wisconsin general partnership, having its principal office located at 1265 WARF Building, 610 Walnut Street, Madison, Wisconsin 53705 (hereinafter referred to as "Landlord") and Novagen, Inc., an Arkansas corporation, having an office located at 597 Science Drive, Madison, Wisconsin 53711 (hereinafter referred to as "Tenant").


                                    RECITALS

               A. On December 5th, 1996, Landlord entered into a Lease Agreement (the "Lease Agreement") with Tenant for approximately 17,750 square feet of space in Landlord's building located at 601 Science Drive, Madison, Wisconsin 53711 and 282 square feet of space in Landlord's building located at 597 Science Drive, Suite D, Madison, Wisconsin 53711.

               B. Landlord and Tenant wish to amend the terms of the Lease Agreement with regard to provisions regarding the heating, ventilating and air conditioning of the Leased Premises and termination of the Lease Agreement.

               NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged by each party, the following amendment to the Lease Agreement is hereby agreed to, effective December 5th, 1996 (the "Effective Date").

               1. Section 1.2 of the Lease Agreement is hereby amended to add the following provision at the end of such Section:

               Landlord acknowledges Tenant may have the need to lease additional space to accommodate expansion of its business. Landlord and Tenant agree to negotiate in good faith to satisfy Tenant's expansion needs. If Landlord cannot provide reasonably acceptable expansion space for Tenant, Tenant shall have the right to terminate this lease. Notice of termination shall be provided by Tenant to Landlord one (1) year prior to the effective date of termination. Tenant can first provide such written notice of termination after the third year of this Lease.

               2. Section 3.1 of the Lease Agreement is hereby amended to add the following provision at the end of such Section:

               The foregoing notwithstanding, Tenant's responsibility for the cost of





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        replacement of heating and air conditioning equipment shall be limited to a fraction of the replacement cost thereof, the numerator of which shall be the number of years remaining in the term of this Lease (not including unexercised options to extend), and the denominator of which shall be twenty (20). The balance of such cost shall be paid by Landlord.

               3. All other terms and conditions of the Lease Agreement shall remain unchanged, and are hereby ratified and confirmed.



LANDLORD:     UNIVERSITY SCIENCE CENTER PARTNERSHIP

                    By:     University Research Park Facilities
                            Corp., Managing Partner

                            By:   /s/ WAYNE F. MCGOWN
                                ------------------------------------------
                                   Wayne F. McGown, Assistant
                                   Secretary/Treasurer

TENANT:             NOVAGEN, INC.

                    By:  /s/ DAVID DUBBELL
                        --------------------------------------------------
                             David Dubbell, President

                    Attest:  /s/ DENNIS ALMOND
                            ----------------------------------------------
                                 Dennis Almond, Secretary








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